Registration No. 333-42013

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             FORM T-1

                STATEMENT OF ELIGIBILITY UNDER THE
                 TRUST INDENTURE ACT OF 1939 OF A
             CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
         OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                           REGIONS BANK
      (Exact names of trustees as specified in its charter)

  Alabama State Banking Corporation                  63-0371391
  (Jurisdiction of incorporation or               (I.R.S. Employer
organization if not a U.S. national bank)        Identification No.)
        417 North 20th Street
         Birmingham, Alabama                           35203
        (Address of principal                        (Zip Code)
          executive offices)

                         Robert B. Rinehart
                            Regions Bank
                         60 Commerce Street
                     Montgomery, Alabama  36104
                            334-230-6120
                (Name, address and telephone number
                        of agent for service)


               CENTURY TELEPHONE ENTERPRISES, INC.
   (Exact names of obligors as specified in their charters)

           Louisiana                                  72-0651161
(States or other jurisdictions of                  (I.R.S. Employer
 incorporation or organization)                  Identification Nos.)

      100 Century Park Drive
         Monroe, Louisiana                              71203
(Addresses of principal executive offices)            (Zip Code)

                    ALL SENIOR DEBT SECURITIES
                (Title of the indenture securities)



Item 1.   General Information

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Deposit Insurance Corporation, Washington, D.C. Alabama State Banking Department, Montgomery, AL.

          (b) Whether it is authorized to exercise corporate trust powers.

               Yes

Item 2.   Affiliations with the obligors.

          None.

Item 3.   Voting securities of the trustee.

          Not applicable.


Item 4.   Trusteeships under other indentures.

          Not applicable.

Item 5. Interlocking directorates and similar relationships with the obligors or underwriters.

          Not applicable.

Item 6. Voting securities of the trustee owned by the obligors or their officials.

          Not applicable.

Item 7. Voting securities of the trustee owned by underwriters or their officials.

          Not applicable.

Item 8.   Securities of the obligors owned or held by the trustee.

          Not applicable.

Item 9.   Securities of underwriters owned or held by the trustee.

          Not applicable.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligors.

          Not applicable.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligors.

          Not applicable.

Item 12.  Indebtedness of the obligors to the trustee.

          Not applicable.

Item 13.  Defaults by the obligors.

          (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          There is not, nor has there been, a default with respect to the securities under this Indenture.

          (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligors are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There has not been a default under any such indenture or series.

Item 14.  Affiliations with the underwriters.

          Not applicable.

Item 15.  Foreign trustee.

          Not applicable.

Item 16.  List of exhibits.

          The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commissions Rules of Practice.

          1a. Restated Articles of Incorporation of the Trustee. (Exhibit 1 to Form T-1, Registration No. 22-21909).

          1b. Articles of Amendment to Restated Articles of Incorporation of First Alabama Bank. (Exhibit 1b to Form T-1, filed in connection with the Current Report on Form 8-K of BellSouth Telecommunications, Inc. dated October 9, 1997).

          2.   Not applicable.

          3. Authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1, Registration No. 22-21909).

          4.   Bylaws  of  the  Trustee.   (Exhibit  4  to  Form  T-1,
               Registration No. 33-60351).

          5.   Not applicable.

          6. Consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended.

          7. Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 1997.

          8.   Not applicable.

          9.   Not applicable.




                            SIGNATURE


     Pursuant to the requirement of the Trust Indenture Act of 1939 the trustee, Regions Bank, a state banking corporation organized and existing under the laws of the State of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Montgomery and State of Alabama, on the 24th day of December, 1997.

                              REGIONS BANK


                              By:  /s/  Robert B. Rinehart
                                   -----------------------
                                        Robert B. Rinehart
                                Senior Vice President and Corporate
                                          Trust Manager


                                                        EXHIBIT 6

                        CONSENT OF TRUSTEE


     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by Century Telephone Enterprises, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   REGIONS BANK

                                   By:  /s/ Robert B. Rinehart
                                        ----------------------
                                            Robert B. Rinehart
                                         Senior Vice President -
                                         Corporate Trust Manager

Dated:  December 24, 1997


                                                      EXHIBIT 7


               CONSOLIDATED REPORT OF CONDITION OF

                           Regions Bank
       of 417 North 20th Street, Birmingham, Alabama  35203
                        and Subsidiaries,
             a member of the Federal Reserve System,

         at the close of business September 30, 1997, in accordance with a call made by the Federal Reserve Bank of this
  District pursuant to the provisions of the Federal Reserve Act


                                                     DOLLAR
                                                     AMOUNT
                                                       IN
                                                    THOUSANDS
ASSETS                                              ---------
------
Cash and balances due from depository
 institutions:
  Noninterest-bearing balances and currency and     $ 689,874
   coin
  Interest-bearing balances                            21,263
Securities:
  Held to maturity securities                       1,910,249
  Available for sale securities                     1,051,708
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold and securities purchased
   under agreements to resell                         265,959
Loans and lease financing receivables:
  Loans and leases, net of unearned
   income                               $ 10,900,087
  Less: Allowance for loan and lease
   losses                                    121,562
  Less: Allocated transfer risk reserve            0
                                        ------------
  Loans and leases, net of unearned income,
   allowance, and reserve                          10,778,525
Trading assets                                         23,217
Premises and fixed assets (including capitalized
 leases)                                              168,942
Other real estate owned                                 8,093
Investments in unconsolidated subsidiaries and
 associated companies                                  32,977
Customer's liability to this bank on acceptances
 outstanding                                           29,916
Intangible assets                                     133,351
Other assets                                          353,209
                                                  -----------
TOTAL ASSETS                                      $15,467,283
                                                  ===========


LIABILITIES
-----------
Deposits:
  In domestic offices                             $11,254,909
  Noninterest-bearing               $  1,624,984
  Interest-bearing                     9,620,925
                                       ---------
  In foreign offices, Edge and Agreement              746,518
  subsidiaries, and IBF's
  Noninterest-bearing               $          0
  Interest-bearing                       746,518
                                       ---------
Federal funds purchased and securities sold under
 agreements to repurchase                           1,142,823
Demand notes issued to the U.S. Treasury                    0
Trading liabilities                                     3,032
Other Borrowed money:
  With a remaining maturity of one year or less       874,944
  With a remaining maturity of one through three
   years                                               57,903
  With a remaining maturity of more than three
   years                                               25,394
Bank's liability on acceptances executed and
 outstanding                                           29,916
Subordinated notes and debentures                           0
Other liabilities                                     232,370
TOTAL LIABILITIES                                  14,358,809
                                                   ----------


EQUITY CAPITAL
--------------
Perpetual Preferred Stock and Related Surplus               0
Common stock                                              100
Surplus                                               238,568
Undivided profits and capital reserves                666,159
Net unrealized holding gains (Losses) on
 available-for-sale securities                          3,647
Cumulative foreign currency translation
 adjustments                                                0
TOTAL EQUITY CAPITAL                                1,108,474
                                                   ----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK
 AND EQUITY CAPITAL                              $ 15,467,283
                                                 ============